Exhibit 10.1

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is made and entered into as of June 22, 2022 by and between Owl Rock Technology Finance Corp. II, a Maryland corporation (the “Borrower”), and Owl Rock Feeder FIC LLC, a Delaware limited liability company (the “Lender”). The Borrower and the Lender are sometimes referred to herein as the “Parties.”

WHEREAS, the Parties previously entered into a Loan Agreement, dated January 25, 2022 (as amended from time to time through the date hereof, the “Loan Agreement”) pursuant to which Borrower intended to borrow from Lender and Lender intended to lend to Borrower the principal sum of up to $250 million pursuant to a revolving promissory note; and

WHEREAS, as of the date hereof $0 is outstanding pursuant to the Loan Agreement; and

WHEREAS, the Loan Agreement provides that the unpaid principal balance of any promissory note and accrued interest thereon is payable by the Borrower from time to time at the discretion of the Borrower but immediately due and payable upon 120 days written notice by the Lender, and in any event due and payable in full no later than February 28, 2023; and

WHEREAS, the Parties desire to terminate the Loan Agreement effective as of the date hereof.

NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Parties agree as follows:

1. From and after the date hereof, (a) the Loan Agreement shall be terminated in all respects and shall be of no further force or effect; (b) neither Party shall have any liabilities or obligations, and each Party shall be forever released and discharged in all respects from any and all obligations under or with respect to the Loan Agreement; and (c) neither Party shall have any rights under the Loan Agreement.

2. This Agreement shall be binding upon the successors, legal representatives and assigns of the Parties. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any of the conflict of law rules thereof to the extent such rules would require or permit the application of the laws of another jurisdiction to this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed to original, but all of which together shall constitute one and the same instrument. PDF or other electronic copies of signatures on this Instrument shall be deemed to be original signatures.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

OWL ROCK TECHNOLOGY FINANCE CORP. II

By:	/s/ Jonathan Lamm
	Name:	Jonathan Lamm
	Title:	Chief Financial Officer and Chief Operating Officer

OWL ROCK FEEDER FIC LLC

By:	/s/ Alan Kirshenbaum
	Name:	Alan Kirshenbaum
	Title:	Chief Financial Officer